Exhibit 1.1

ESSEX PROPERTY TRUST, INC.

Common Stock

(par value $0.0001 per share)

EQUITY DISTRIBUTION AGREEMENT

Section 24.	Integration	45

Section 25.	Counterparts	45

EXHIBIT A	-	FORM OF PLACEMENT NOTICE
EXHIBIT B	-	AUTHORIZED/DESIGNATED INDIVIDUALS FOR PLACEMENT NOTICES
EXHIBIT C	-	COMPENSATION
EXHIBIT D	-	ISSUER FREE WRITING PROSPECTUS
EXHIBIT E	-	OFFICER’S CERTIFICATE
EXHIBIT F-1	-	MATTERS TO BE COVERED BY INITIAL OPINION OF LATHAM & WATKINS LLP
EXHIBIT F-2	-	MATTERS TO BE COVERED BY TAX OPINION OF LATHAM & WATKINS LLP
EXHIBIT F-3	-	MATTERS TO BE COVERED BY NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS
EXHIBIT F-4	-	MATTERS TO BE COVERED BY MARYLAND LAW OPINION OF VENABLE LLP
EXHIBIT F-5	-	MATTERS TO BE COVERED BY SUBSEQUENT OPINIONS OF LATHAM & WATKINS LLP
EXHIBIT G	-	FORM OF MASTER FORWARD CONFIRMATION
SCHEDULE I	-	ESSEX PROPERTY TRUST, INC. TERMS AGREEMENT

ii

ESSEX PROPERTY TRUST, INC.

Common Stock

(par value $0.0001 per share)

EQUITY DISTRIBUTION AGREEMENT

September 24, 2021

Citigroup Global Markets, Inc.
388 Greenwich Street
New York, New York 10013

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019

BTIG, LLC
65 East 55th Street
New York, New York 10022

Capital One Securities, Inc.
299 Park Avenue
New York, New York 10171

Jefferies LLC
520 Madison Avenue
New York, New York 10022

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020-1001

Regions Securities LLC
615 South College Street, Suite 600
Charlotte, NC 28202

Citibank, N.A.
388 Greenwich Street, 6th Floor
New York, New York  10013

BNP Paribas
787 Seventh Avenue
New York, New York  10019

Jefferies LLC
520 Madison Avenue
New York, New York 10022

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179

Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC, as agent
1271 Avenue of the Americas
New York, New York 10020

MUFG Securities EMEA plc
Ropemaker Place
25 Ropemaker Street
London EC2Y 9AJ
United Kingdom

The Bank of Nova Scotia
44 King Street West
Toronto, Ontario, Canada M5H 1H1

Truist Bank
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326

Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281 Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

As Agents and Forward Sellers	As Forward Purchasers

Ladies and Gentlemen:

ESSEX PROPERTY TRUST, INC., a Maryland corporation (the “Company”), confirms its agreement with Citibank, N.A., BNP Paribas, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Bank of Nova Scotia and Truist Bank (or their affiliates) (each in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser” and together, the “Forward Purchasers”) and Citigroup Global Markets Inc., BNP Paribas Securities Corp., BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Regions Securities LLC, Scotia Capital (USA) Inc. and Truist Securities, Inc. (each in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, an “Agent” and together, the “Agents,” and each (except in the case of BTIG, LLC, Capital One Securities, Inc. and Regions Securities LLC) in its capacity as agent for each Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and together, the “Forward Sellers”), as stated in this agreement (as the same may be amended or supplemented from time to time, this “Agreement”). For purposes of clarity, it is understood and agreed by the parties hereto that if Shares (as defined below) are offered or sold through any Agent acting as Forward Seller, then such Agent, as Forward Seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as Forward Seller, subject to all necessary and appropriate modifications; provided that BTIG, LLC, Capital One Securities, Inc. and Regions Securities LLC are not acting as Forward Sellers.

Section 1.	Issuance and Sale of Shares.

The Company has authorized and proposes to sell, in the manner contemplated by this Agreement, Shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $900,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate offering price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of Shares will be effected pursuant to the Registration Statement (as defined below) that became automatically effective when filed by the Company with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate written agreement with such Agent containing the terms and conditions of such sale.

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The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-259777), including a base prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such Registration Statement (as defined below), which prospectus supplement specifically relates to the Shares.  Except where the context otherwise requires, such Registration Statement when it became effective and as may be subsequently amended, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part thereof pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by a prospectus supplement prepared by the Company specifically relating to the Shares, in the form in which such prospectus and prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement or any Terms Agreement to any Issuer Free Writing Prospectus (as defined below) (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

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The Agents have been appointed by the Company as its agents to sell the Issuance Shares and agree to use commercially reasonable efforts consistent with their normal trading and sales practices to sell the Issuance Shares offered by the Company pursuant to any Placement Notice (as defined below) upon the terms and subject to the conditions contained herein and therein. The Forward Sellers shall be acting as sales agents for the Forward Purchasers and agree with the Company and the Forward Purchasers to use commercially reasonable efforts consistent with their normal trading and sales practices to sell the Forward Hedge Shares upon the terms and subject to the conditions contained herein.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below) or any portion thereof, as the context may require, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 14.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring a Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

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“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth on Exhibit C and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, subject to Section 2(c) hereof, the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 10 or Section 14 hereof (as applicable) and as set forth in Sections 2(b) and 4 hereof.

“Forward Hedge Settlement Date” means, for any Forward Contract, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the second (2nd) Trading Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Forward Hedge Shares are made.

“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by a Forward Seller or its affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice or Terms Agreement that does not involve a Forward and that specifies that it relates to an “Issuance” and, if pursuant to a Placement Notice, requires an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), subject to the terms and conditions of this Agreement.

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“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice or Terms Agreement for such Issuance (as amended by the corresponding Acceptance, if applicable), which amount, in the case of an Issuance pursuant to a Placement Notice, shall be the target aggregate Sales Price of the Issuance Shares to be sold by an Agent, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Settlement Date” means, unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or Terms Agreement, the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Issuance Shares are made.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed on Exhibit D, in each case in the form furnished (electronically or otherwise) to the Agents or the Forward Sellers for use in connection with the offering of the Shares.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Transactions substantially in the form attached hereto as Exhibit G, dated as of the date hereof, by and among the Company and a Forward Purchaser, including all provisions incorporated by reference therein.

“NYSE” means the New York Stock Exchange.

“PCAOB” means the Public Company Accounting Oversight Board.

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“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by an Agent or a Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale; provided that the aggregate Sales Price of the Shares that may be sold pursuant to this Agreement shall not exceed the Maximum Amount.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and an Agent shall otherwise agree (including in any Terms Agreement), any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

“Trading Day” means any day which is a trading day on the NYSE.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder pursuant to Sections 3(b) and 6(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by the Forward Seller on such Trading Day.

Certain other capitalized terms used in this Agreement are defined elsewhere herein.

Section 2.	Placements.

(a)           Delivery of Placement Notice. On any Trading Day during the Commitment Period on which (i) the conditions set forth in Section 10 have been satisfied and (ii) with respect to any Forward, no event described in clause (x) or clause (y) of the proviso set forth in the definition of a Forward Hedge Selling Period shall have occurred, the Company may issue (in the case of an Issuance) and sell or cause to be sold the Shares hereunder (each, a “Placement”) by the delivery of a notice to an Agent (in the case of an Issuance) or to a Forward Seller and the applicable Forward Purchaser (in the case of a Forward) in the form of an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall specify whether it relates to an “Issuance” or a “Forward” and shall include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price per Share below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company set forth on such exhibit) and shall be addressed to each of the individuals from the applicable Agent or the applicable Forward Seller and Forward Purchaser set forth on Exhibit B, as such Exhibit B may be amended from time to time.

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(b)           Acceptance of Placement Terms. If an Agent or a Forward Seller and a Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Agent or such Forward Seller and Forward Purchaser, as applicable, will promptly, and in any event prior to the opening of trading on the business day following the business day on which such Placement Notice was delivered to such Agent or such Forward Seller and Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Exhibit B, setting forth the terms that such Agent or such Forward Seller and Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or an Agent or a Forward Seller and Forward Purchaser, as applicable, until the Company delivers to such Agent or such Forward Seller and Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (an “Acceptance”), which email shall be addressed to all of the individuals from the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable, set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of an Agent’s or a Forward Seller’s and Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by an Agent or a Forward Seller and Forward Purchaser, as applicable, of the Company’s Acceptance, as the case may be, unless and until (1) the entire amount of the Placement Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (3) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice (as amended by the corresponding Acceptance, if applicable), (4) the Agreement has been terminated under the provisions of Section 10 or 14 or (5) any party shall have suspended the sale of the Placement Shares in accordance with Section 4 below. With respect to an Issuance, it is expressly acknowledged and agreed that neither the Company nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to an Agent and either (i) such Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended by such Agent, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. With respect to a Forward, it is expressly acknowledged and agreed that the Company and the applicable Forward Seller and Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to such Forward Seller and Forward Purchaser and either (x) such Forward Seller and Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by such Forward Seller or Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the applicable Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

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(c)           No Delivery of Placement Notice.  (i) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, (ii) no Placement Notice may be delivered hereunder if the Selling Period specified therein would overlap in whole or in part with any Selling Period specified in any other Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder unless (a) the Shares to be sold under all such previously delivered Placement Notices have all been sold or (b) a subsequent Placement Notice supersedes a former Placement Notice, (iii) no Placement Notice may be delivered hereunder if any Selling Period specified therein would overlap in whole or in part with any Unwind Period (as such term is defined in the Master Forward Confirmation) under any Forward Contract entered into between the Company and any Forward Purchaser and (iv) no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder, would result in the sum of the number of Shares issued under all Forward Contracts that have settled, plus the aggregate Capped Number under all Forward Contracts then outstanding or to be entered into between the Company and the Forward Purchasers exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d)           Method of Delivery of Placement Notice. Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by an Agent (in the case of an Issuance) or a Forward Seller and Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile, email or other method mutually agreed to in writing by the parties, addressed to all of the individuals from the Company and such Agent (in the case of an Issuance) or such Forward Seller and Forward Purchaser (in the case of a Forward) set forth on Exhibit B (as such Exhibit B may be amended from time to time), which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or an Agent (in the case of an Issuance) or a Forward Seller and a Forward Purchaser (in the case of a Forward) set forth on Exhibit B (as such Exhibit B may be amended from time to time).

Section 3.	Sale of Placement Shares.

(a)           Procedure for Sale of Issuance Shares. Subject to the provisions of Section 7(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) to an Agent, such Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell the Issuance Shares up to the amount specified in and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation by email (or other method mutually agreed to in writing by the Company) to all of the individuals at the Company set forth on Exhibit B (as such Exhibit B may be amended from time to time) no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the compensation payable by the Company to such Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds (as defined in Section 7(b)) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 7(b)) from the Gross Proceeds (as defined in Section 7(b)) (prior to deductions for transaction fees) that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when such Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth on Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when such Agent is acting as principal, in connection with the sale of the Shares shall be as separately agreed in writing among the relevant parties hereto at the time of any such sales.

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(b)           Procedure for Sale of Forward Hedge Shares. Subject to the provisions of Section 7(d) and the applicable Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”, the applicable Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell Forward Hedge Shares through the applicable Forward Seller to hedge the Forward, and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Exhibit B (as such Exhibit B may be amended from time to time) and to the applicable Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Shares, the corresponding Sales Price and the Aggregate Forward Hedge Price payable to such Forward Purchaser in respect thereof.

(c)            Supplemental Confirmation of Forward. No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 4 or the Forward Contract or this Agreement is terminated pursuant to Section 10 or Section 14 hereof), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one “Settlement Cycle” (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

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(d)           Limitations on Obligation. Notwithstanding anything herein to the contrary, any Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the applicable Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be subject in all respects to the last paragraph of Section 3 of the applicable Master Forward Confirmation.

(e)           “At the Market” Sale of Shares. The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), any other method permitted by law, including but not limited to privately negotiated transactions, which may include block trades, as the Company and the relevant Agent may agree.

Section 4.	Suspension of Sales.

(a)           Notice of Suspension. The Company, an Agent or a Forward Seller or Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence or any other method mutually agreed to in writing by the parties) to each of the individuals of the other party set forth on Exhibit B (as such Exhibit B may be amended from time to time), if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply, or by telephone (confirmed immediately by facsimile, email correspondence or other method agreed to in writing by the parties) to each of the individuals of the other party set forth on Exhibit B (as such Exhibit B may be amended from time to time), suspend any sale of Shares and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract). The Company agrees that no such notice shall be effective against an Agent, a Forward Seller or a Forward Purchaser unless it is made to one of the individuals named on Exhibit B (as such Exhibit B may be amended from time to time); provided, however, that the failure by the Company to deliver such notice shall in no way affect its right to suspend the sale of Shares hereunder. Each of the Agents, the Forward Sellers and the Forward Purchasers agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B (as such Exhibit B may be amended from time to time); provided, however, that the failure by an Agent, a Forward Seller or a Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

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(b)           Unavailability of Regulation M. If the Company or any Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties.

Section 5.	Principal Transactions to an Agent.

The Company may also offer to sell the Shares directly to an Agent as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Schedule I hereto, related to such sale (each such transaction, a “Principal Transaction”). If the Company wishes to issue and sell the Shares to an Agent pursuant to this Agreement but other than as set forth in Section 2 of this Agreement, it will notify such Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or such Agent unless and until the Company and such Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Shares to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Shares, and the Settlement Date and place of delivery of and payment for such Shares. Whenever the Company determines to sell the Shares directly to another Agent as principal, it will enter into a separate Terms Agreement in substantially the form of Schedule I hereto.

Section 6.	Representations and Warranties by the Company.

The Company represents and warrants to each Agent, each Forward Seller and each Forward Purchaser as of the date hereof, as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 8(n) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with each Agent, each Forward Seller and each Forward Purchaser, as follows:

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(a)           Compliance with Registration Requirements. The Registration Statement became automatically effective upon filing with the Commission under the Securities Act. The Company is, was at the time of the initial filing of the Registration Statement and will be as of each Applicable Time, eligible to use Form S-3 under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(b)           No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and, as of each Applicable Time, if any, will comply in all material respects with the Securities Act and did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Applicable Time, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Agents, the Forward Sellers or the Forward Purchasers expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the legal and marketing names of the Agents, the Forward Sellers and the Forward Purchasers appearing on the front cover page of the Prospectus.

(c)           Offering Materials Furnished to the Agents. The Company has delivered to each Agent one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the respective Agents have reasonably requested.

(d)           Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of an Agent’s distribution of Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus or the Registration Statement.

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(e)           The Equity Distribution Agreement, Terms Agreements and Forward Contracts. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Company has full right, power and authority to execute and deliver any Forward Contracts and any Terms Agreement and perform its respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of any Forward Contract and any Terms Agreement and the consummation by it of the transactions contemplated thereby will have been duly and validly authorized and any Forward Contracts and any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(f)            Authorization of the Shares and Forward Contracts. The Shares to be sold by the Company hereunder and, in the case of any Forward, pursuant to the related Forward Contract have been duly authorized for issuance and sale to the Agents pursuant to this Agreement, any Terms Agreement and, in the case of any Forward, the related Forward Contract, and, when issued and delivered by the Company pursuant to this Agreement and any Terms Agreement and, in the case of any Forward, the related Forward Contract, against payment of the consideration set forth therein will be validly issued, fully paid and nonassessable. The Shares issuable pursuant to each Forward Contract, if any, have been duly authorized by the Company for such issuance and, when issued and delivered by the Company to the applicable Forward Purchaser pursuant to such Forward Contract against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of such Forward Contract, will be validly issued, fully paid and non-assessable.

(g)           No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, any Terms Agreement or any Forward Contract, except for such rights as have been duly waived.

(h)           No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business: and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company (except for regular quarterly dividends publicly announced by the Company), or (except for dividends paid to the Company or other subsidiaries) any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i)            Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

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(j)            Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated within the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in or incorporated in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement.

(k)           Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. Essex Portfolio, L.P. (the “Operating Partnership”) and each other significant subsidiary of the Company (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act), if any, has been duly organized and is validly existing as a partnership or other entity in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and the Operating Partnership is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as described in the Prospectus, all of the issued and outstanding partnership interests in the Operating Partnership have been duly authorized and validly issued and are fully paid and nonassessable. The partnership interests in the Operating Partnership that are owned by the Company are free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since such Annual Report on Form 10-K.

(l)            Capital Stock Matters. The Shares conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

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(m)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, any Terms Agreement and any Forward Contract and consummation of the transactions contemplated hereby and thereby and by the Prospectus (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, any Terms Agreement or any Forward Contract and consummation of the transactions contemplated hereby and thereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and applicable state securities or blue sky laws and from FINRA.

(n)           No Material Actions or Proceedings. Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(o)           All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those the failure to possess or own would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

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(p)           Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income, property and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(j) above in respect of all federal, state and foreign income, property and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(q)           Company is a REIT. Commencing with the Company’s taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust,” and its organization and proposed method of operation will enable it to continue to meet the requirements for the qualification and taxation as a “real estate investment trust,” under the Internal Revenue Code of 1986, as amended (the “Code”).

(r)            Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(s)           Insurance. Except as otherwise described in the Prospectus, each of the Company and its subsidiaries are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as are generally deemed prudent and customary for the business for which it is engaged including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(t)            No Price Stabilization or Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(u)           Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

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(v)           Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(w)          No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in the Prospectus.

(x)            Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)           Title to Properties. Except as otherwise disclosed in the Prospectus and except as would not result in a Material Adverse Change: (i) all properties and assets described in the Prospectus are owned with good and marketable title by the Company, its subsidiaries and/or a joint venture or partnership in which any such party is a participant (a “Related Entity”); (ii) all of the leases under which any of the Company, its subsidiaries or, to the knowledge of the Company, Related Entities holds or uses real properties or assets as a lessee are in full force and effect, and neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, Related Entities is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party’s rights as lessee under any of such leases, or affecting or questioning any such party’s right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of any of the Company, its subsidiaries or Related Entities which are required to be disclosed in the Prospectus are disclosed therein; (iv) neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, Related Entities nor any lessee of any portion of any such party’s properties is in default under any of the leases pursuant to which any of the Company, its subsidiaries or, to the knowledge of the Company, Related Entities leases its properties and neither the Company, nor any of its subsidiaries or Related Entities knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any of the leases pursuant to which any of the Company, or its subsidiaries or, to the knowledge of the Company, Related Entities leases its properties has an option or right of first refusal to purchase the premises demised under such lease; (vi) each of the properties of any of the Company or its subsidiaries or to the knowledge of the Company, Related Entities complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, or its subsidiaries or Related Entities.

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(z)            Title Insurance. Title insurance in favor of the mortgagee or the Company, its subsidiaries and/or their Related Entities is maintained with respect to each property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not result in a Material Adverse Change.

(aa)          No Convertible Mortgages. Except as described in the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible nor does any of the Company, or its subsidiaries hold a participating interest therein.

(bb)         Valid Partnerships. Each of the partnership and joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree, except for such breaches or defaults that would not result in a Material Adverse Change.

(cc)          Hazardous Materials. Except as otherwise described in the Prospectus, none of the Company, or any of its subsidiaries has any knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or the Related Entities, or (b) any unlawful spills, releases, discharges or disposal, of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would result in a Material Adverse Change; and in connection with the construction on or operation and use of the properties owned by the Company, its subsidiaries and Related Entities, each of the Company, and its subsidiaries represents that, if any, it has no knowledge of any material failure to comply with all applicable foreign local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except for such failures that would not result in a Material Adverse Change.

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(dd)         Compliance with Environmental Laws. Except as otherwise described in the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(ee)         Environmental Compliance. The description set forth under the caption “The Company’s Portfolio may have environmental liabilities” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 accurately describes the Company’s analysis of the compliance of its properties with Environmental Laws. On the basis of such analysis and the amount of its established reserves, the Company has reasonably concluded that the costs and liabilities associated with the Company’s properties’ compliance with Environmental Laws would not reasonably be likely, individually or in the aggregate, to result in a Material Adverse Change.

(ff)           Brokers. Except as set forth in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

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(gg)         No Outstanding Loans or Other Indebtedness. Except as described in the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(hh)         No Reliance. The Company has not relied upon the Agents or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(ii)            Purchases by Agents and Forward Sellers. The Company acknowledges and agrees that the Agents or the Forward Sellers, as applicable, have informed the Company that such Agents or Forward Sellers may purchase and sell shares of Common Stock for their own account while this Agreement is in effect to the extent permitted under the Securities Act and the Exchange Act; provided, however, that such trading does not violate any applicable laws, including applicable federal and state securities laws and all rules and regulations promulgated thereunder. The Company confirms that the Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rules. The Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agents or the Forward Sellers.

(jj)            Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

Any certificate signed by an officer of the Company and delivered to the Agents, the Forward Sellers or the Forward Purchasers or to counsel for the Agents, the Forward Sellers or the Forward Purchasers shall be deemed to be a representation and warranty by the Company to the Agents, the Forward Sellers and the Forward Purchasers as to the matters set forth therein.

The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

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Section 7.	Sale and Delivery; Settlement.

(a)           Sale of Issuance Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon an Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by an Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, such Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Issuance Shares, (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by any Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Issuance Shares as required under this Agreement and (iii) no Agent shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in a Terms Agreement and subject to Sections 1 and 5 hereof.

(b)           Settlement of Shares. On each Issuance Settlement Date, the Shares sold through or to an Agent for settlement on such date shall be delivered by the Company to such Agent against payment of (i) the Net Proceeds from the sale of such Shares or (ii) as mutually agreed between the Company and such Agent, the Gross Proceeds from the sale of such Shares. The gross proceeds to the Company (the “Gross Proceeds”) shall be equal to the aggregate offering price received by an Agent at which such Shares were sold. The net proceeds to the Company (the “Net Proceeds”) shall be equal to the Gross Proceeds less (x) such Agent’s commission, discount or other compensation payable by the Company pursuant to Section 3 or pursuant to the relevant Terms Agreement and (y) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales; provided, however that, with respect to clause (y), the applicable Agent shall notify the Company as promptly as practicable if any such deduction will be required. In the event the Company and an Agent have mutually agreed to the delivery of Gross Proceeds at an Issuance Settlement Date, such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof or pursuant to the relevant Terms Agreement and any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall be set forth and invoiced in a periodic statement from such Agent to the Company, payment to be made by the Company promptly after its receipt thereof.

(c)           Delivery of Issuance Shares and Purchased Securities. On or before each Issuance Settlement Date, the Company will, or will cause its custodian to, electronically transfer the Issuance Shares being sold by crediting the applicable Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through such means of delivery as may be mutually agreed upon by the relevant parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the applicable Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11 and Section 12 hereof, it will (i) hold such Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to such Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

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(d)           Sale of Forward Hedge Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the applicable Master Forward Confirmation, upon a Forward Purchaser’s and Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by a Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or such Master Forward Confirmation, such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchasers acknowledges and agrees that (i) there can be no assurance that any Forward Purchaser or its affiliate will be successful in borrowing or that any Forward Seller will be successful in selling Forward Hedge Shares, (ii) no Forward Seller will incur any liability or obligation to the Company, any Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser or its affiliate for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 7, and (iii) no Forward Purchaser will incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 7. In acting hereunder, each Forward Seller will be acting as an agent for the applicable Forward Purchaser and not as principal.

(e)           Delivery of Forward Hedge Shares. On or before each Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller or its designee’s account (provided such Forward Seller shall have given the applicable Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the applicable parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the applicable Forward Seller will deliver the related Aggregate Forward Hedge Price to the applicable Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f)            Denominations; Registration. The Shares shall be in such denominations and registered in such names as an Agent or Forward Seller, as applicable, may request in writing at least one full business day before the Settlement Date. The Company or a Forward Purchaser, as applicable, shall deliver the Shares through the facilities of The Depository Trust Company as described in the preceding paragraphs unless such Agent or such Forward Seller, as applicable, shall otherwise instruct.

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(g)           Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement and any Terms Agreement would exceed the lesser of (i) the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement and (iii) the amount authorized from time to time to be issued and sold under this Agreement and any Terms Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to an Agent or Forward Seller, as applicable, in writing.

(h)           Limitations on Agents and Forward Sellers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares or any other equity security of the Company shall only be effected by or through one Agent or Forward Seller, as the case may be, on any single given day, and the Company shall in no event request that more than one Agent or Forward Seller, as the case may be, sell Shares on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such Shares for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement, and (c) such limitation shall not apply if, prior to any such request to sell Shares, all Shares the Company has previously requested the Agents or the Forward Sellers to sell have been sold.

(i)            Certain Blackout Periods. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to an Agent (in the case of an Issuance) or a Forward Seller and Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by facsimile transmission, email or other method mutually agreed to in writing by the parties), shall cancel any instructions for the offer or sale of any Shares, and no Agent, Forward Seller or Forward Purchaser, as the case may be, shall be obligated to offer or sell any Shares (i) at any time during the period commencing on and including the fifth business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company publicly issues such Earnings Announcement (the “Issuance Time”) or (ii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and an Agent, a Forward Seller or a Forward Purchaser, as the case may be, for purposes of clause (i) above, such period shall be deemed to end at the relevant Issuance Time.

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Section 8.	Covenants of the Company.

The Company covenants with each of the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a)           Registration Statement Amendments. The Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, unless a copy thereof has been submitted to the Agents, the Forward Sellers and the Forward Purchasers within a reasonable period of time before the filing and the Agents, the Forward Sellers and Forward Purchasers have not reasonably objected thereto (provided, however, that the failure of the Agents, the Forward Sellers or the Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’, the Forward Sellers’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement), and the Company will promptly notify the Agents, the Forward Sellers and the Forward Purchasers when any such filing has been made or becomes effective, as applicable, and furnish to the Agents, the Forward Sellers and the Forward Purchasers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR. The Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference or an amendment or supplement related solely to the issuance or offering of securities other than the Shares, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act). If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, and this Agreement is still in effect, prior to such third anniversary, the Company shall file, subject to Section 6(a), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement as effective under the Securities Act).

(b)           Notice of Commission Stop Orders. The Company will advise the Agents, the Forward Sellers and the Forward Purchasers, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)           Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Shares is required to be delivered by the Agents, the Forward Sellers or the Forward Purchasers under the Securities Act with respect to a pending sale of Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period the Registration Statement ceases to be effective or it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents, the Forward Sellers and the Forward Purchasers to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

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(d)           Free Writing Prospectuses. Without the prior consent of the Agents, the Forward Sellers and the Forward Purchasers, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than an Issuer Free Writing Prospectus; any such free writing prospectus, the use of which has been consented to by the Agents, the Forward Sellers and the Forward Purchasers, is listed herein on Exhibit D. The Company represents that it has treated or agrees that it will treat each Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus or other written communication that constitutes an offer to buy the Shares provided to investors by, or with the approval of, the Company, any event occurs as a result of which such Issuer Free Writing Prospectus or other written communication would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Agents, the Forward Sellers and the Forward Purchasers, and, if requested by the Agents, the Forward Sellers and the Forward Purchasers, will prepare and furnish without charge to each Agent, Forward Seller and Forward Purchaser a free writing prospectus or other document, the use of which has been consented to by the Agents, which will correct such conflict, statement or omission.

(e)           Listing of Shares. During any Selling Period or period in which the Prospectus relating to the Shares is required to be delivered by the Agents, the Forward Sellers or the Forward Purchasers under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the relevant Shares to be listed on the NYSE, subject to official notice of issuance. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are listed on the NYSE.

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(f)            Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents during any period in which a Prospectus relating to any of the Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities as the Agents, the Forward Sellers and the Forward Purchasers may from time to time reasonably request and, at the Agents’, the Forward Sellers’ or the Forward Purchasers’ request, will also furnish copies of the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto) to the Agents, the Forward Sellers and the Forward Purchasers to the extent such document is available on EDGAR. The copies of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto furnished to the Agents, the Forward Sellers and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)           Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(h)           Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents, the Forward Sellers and the Forward Purchasers, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents, the Forward Sellers and the Forward Purchasers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of such Shares (but in no event for less than one year from the date of this Agreement).

(i)            Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

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(j)            Notice of Other Sales. During any Selling Period or during the pendency of any Principal Transaction pursuant to a Terms Agreement, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers notice as promptly as reasonably possible (and, in any event, at least three (3) Scheduled Trading Days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Agents, the Forward Sellers and the Forward Purchasers in advance, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided the implementation of such is disclosed to the Agents, the Forward Sellers and the Forward Purchasers in advance or (v) any shares of Common Stock issuable upon the exchange, conversion, or redemption of securities, including, but not limited to, operating partnership units in Essex Portfolio, L.P., as to which the Company is the general partner, or the exercise of warrants, options or other rights in effect or outstanding. To the extent requested in writing by the Company, the Agents, the Forward Sellers and the Forward Purchasers shall keep notices provided under this Section 8(j) confidential. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(k)           Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares, advise the Agents, the Forward Sellers and the Forward Purchasers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter, comfort letter or the like provided to the Agents, the Forward Sellers or the Forward Purchasers pursuant to Section 10 of this Agreement.

(l)            Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or the Forward Sellers and the Forward Purchasers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents, Forward Sellers and Forward Purchasers may reasonably request.

(m)          Required Filings Relating to Sales of Shares. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the number of Shares sold pursuant to this Agreement and the Net Proceeds to the Company during the period covered by such periodic report, together with any other information that the Company reasonably believes is required to comply with the Securities Act and the Exchange Act.

(n)           Representation Dates; Certificate. Each time the Company:

(i)	files the Prospectus relating to the Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

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(ii)	files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii)	files its Quarterly Reports on Form 10-Q under the Exchange Act;

(iv)	files a Current Report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

and on:

(v)	each date on which the Company executes and delivers a Terms Agreement; or

(vi)	each Settlement Date with respect to a Principal Transaction;

each date of filing of one or more of the documents referred to in clauses (i) through (iv), and each of the dates referred to in clauses (v) and (vi), shall be a “Representation Date”; provided however, notwithstanding anything to the contrary contained in this Agreement, the Agents, the Forward Sellers and the Forward Purchasers, as applicable, may waive any documents required to be delivered to them as a result of a Representation Date, the Company shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit E, within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 8(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date listed in clauses (ii), (v) and (vi) above. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 8(n), then before the Company delivers the Placement Notice or any Agent or Forward Seller sells any Shares, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

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(o)           Legal Opinions.

(1)       On the date of this Agreement and within three (3) Trading Days of each Representation Date listed in clauses (ii), (v) and (vi) for which no waiver is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers (i) the written opinions and negative assurance letter of (i) Latham & Watkins LLP or other counsel reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers (“Company Counsel”), in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel, dated the date that such opinions and negative assurance letter are required to be delivered, substantially similar to the forms attached hereto as Exhibit F-1, Exhibit F-2 and Exhibit F-3, respectively, modified as necessary to relate to the Registration Statement, the Prospectus, any Free Writing Prospectus and any applicable Terms Agreement, each as then amended or supplemented; and (ii) the written opinion of Venable LLP or other counsel reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers (“Maryland Counsel”) with regard to matters of Maryland law, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel, dated the date that such opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F-4; provided, however, that in lieu of such opinions and negative assurance letter for subsequent Representation Dates listed in clauses (i) through (iv), inclusive, of Section 8(n), each such counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion or negative assurance letter delivered under this Section 8(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement, the Prospectus and any Free Writing Prospectus, each as amended or supplemented at such Representation Date).

(2)       Within three (3) Trading Days of each Representation Date listed in clauses (i), (iii) and (iv) of Section 8(n) for which no waiver is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers the written opinion and negative assurance letter of Company Counsel, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel, dated the date that the opinion and negative assurance letter are required to be delivered, substantially similar to the forms attached hereto as Exhibit F-5 and Exhibit F-3, respectively, modified as necessary to relate to the Registration Statement, the Prospectus and any Free Writing Prospectus, each as then amended or supplemented.

(p)           Comfort Letter. On the date of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish to the Agents, the Forward Sellers and the Forward Purchasers a letter (the “Comfort Letter”), dated the date the Comfort Letter is required to be delivered, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

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(q)           REIT Treatment. The Company will use its reasonable efforts to enable the Company to continue to meet the requirements to qualify for taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement except as otherwise determined by the Board of Directors of the Company to be in the best interests of stockholders.

(r)            Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(s)           Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof, of any Terms Agreement and of the Prospectus.

(t)            No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agents or the Forward Sellers, as applicable, neither the Agents or the Forward Sellers nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Agents or the Forward Sellers as principals or agents hereunder.

(u)           Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Agents, the Forward Sellers and the Forward Purchasers and sales of the Shares under this Agreement, any Terms Agreement or any Forward Contract shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(v)           Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(w)          Prohibition on Long Positions. In connection with entering into any Forward, neither the Company nor any of its affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to shares of Common Stock.

(x)            Market Stabilization. The Company will not, and will use its commercially reasonable efforts to cause its officers, trustees and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for or purchase, or pay anyone other than the Agents and the Forward Sellers any compensation for soliciting purchases, of the Shares during the pendency of any Placement Notice or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company during the pendency of any Placement Notice; provided, however, that upon consent of the Agents, the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act.

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(y)           Listing. During any period in which the Prospectus relating to the Shares is required to be delivered by any Agent under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.

(z)            Available Shares. The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of Shares to enable the Company to satisfy its obligations under this Agreement and any Forward Contract.

Section 9.	Payment of Expenses.

(a)            Company Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, any Terms Agreement and any Master Forward Confirmation, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) in such number as the Agents, the Forward Sellers and the Forward Purchasers shall deem reasonably necessary, (ii) the printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of this Agreement, any Terms Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Shares, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Shares, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Shares under state securities laws in accordance with the provisions of Section 8(h) hereof, including filing fees (provided, however, that any fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith shall be paid by the Agents), (vi) the printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as the Agents, the Forward Sellers and the Forward Purchasers shall deem necessary, (vii) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, in such number as the Agents, the Forward Sellers and the Forward Purchasers shall deem necessary, (viii) the fees and expenses of the transfer agent and registrar for the Shares, (ix) the costs of any depository arrangements for the Shares with The Depository Trust Company or any successor depository, (x) the filing fees incident to any review by FINRA of the terms of the sale of the Shares, and (xi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE.

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(b)           Agents’ Expenses. The Agents, Forward Sellers and Forward Purchasers shall pay their own expenses incurred quarterly in connection with entering into this Agreement and the transactions contemplated by this Agreement and any Confirmations, which expenses shall be divided between the Agents, Forward Sellers and Forward Purchasers in amounts proportionate to the aggregate amount of Shares sold quarterly by each of them under this Agreement. Upon request, the Company agrees to provide quarterly to the Agents, Forward Sellers, Forward Purchasers and their counsel such information as is reasonably available to enable them to determine the aggregate amount of Shares sold quarterly by each of them under this Agreement.

Section 10.	Conditions to the Obligations of the Agents, Forward Sellers and Forward Purchasers.

The obligations of an Agent and a Forward Seller hereunder with respect to a Placement and the obligations of a Forward Purchaser hereunder with respect to the borrowing of Forward Hedge Shares in connection with a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement shall be effective and shall be available for (1) all sales of Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, as applicable) and Terms Agreements and (2) the sale of all Shares contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, as applicable) or Terms Agreement.

(b)           No Material Notices. None of the following events shall have occurred and be continuing: (1) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (2) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (3) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (4) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Change.

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(d)           Counsel Letters. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions and negative assurance letter of Company Counsel and the favorable opinion of Maryland Counsel required to be delivered pursuant to Section 8(o) on or before the date on which such delivery of such opinions and letter is required pursuant to Section 8(o). On the date of this Agreement and thereafter on each date with respect to which the Company is required to cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers a written opinion of Company Counsel pursuant to Section 8(o), Alston & Bird LLP or other counsel reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers shall have furnished to the Agents, the Forward Sellers and Forward Purchasers its negative assurance letter in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers dated the date such letter is required to be delivered.

(e)           Representation Certificate. The Agents, the Forward Sellers and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 8(n) on or before the date on which delivery of such certificate is required pursuant to Section 8(n).

(f)            Accountant’s Comfort Letter. The Agents, the Forward Sellers and the Forward Purchasers shall have received the Comfort Letter required to be delivered pursuant to Section 8(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 8(p).

(g)           Approval for Listing. The Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on the NYSE at, or prior to, the issuance of any Placement Notice or the date of any Terms Agreement.

(h)           No NYSE Suspension or FINRA Objection. Trading in the Shares shall not have been suspended on the NYSE. FINRA shall not have objected to the fairness or reasonableness of the terms or arrangements under this Agreement and any Terms agreement, if applicable.

(i)            Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(n), counsel for the Agents, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated or as contemplated by any Terms Agreement or Master Forward Confirmation, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement or any Terms Agreement.

(j)            Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or the date of any Terms Agreement shall have been made within the applicable time period prescribed for such filing by Rule 424.

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(k)           Maximum Amount. In no event may the Company issue a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (i) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, plus (ii) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to this Agreement would exceed the Maximum Amount.

(l)            Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Agent, Forward Seller or Forward Purchaser by notice to the Company. Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Exhibit B.

Section 11.	Indemnification.

(a)           Company Indemnification. The Company agrees to indemnify and hold harmless each of the Agents, Forward Sellers and Forward Purchasers, their respective directors, officers, partners, employees and agents, and each person, if any, who (i) controls any Agent, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with any of the Agents, Forward Sellers or Forward Purchasers from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 11(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any of the Agents, Forward Sellers or Forward Purchasers, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement or any Terms Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement, any Terms Agreement or any Forward Contract and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to any of the Agents, Forward Sellers or Forward Purchasers and furnished to the Company by any of the Agents, Forward Sellers or Forward Purchasers expressly for inclusion in any document as described in clause (x) of this Section 11(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

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(b)           Indemnification by the Agents, Forward Sellers and Forward Purchasers. Each Agent, Forward Seller and Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense to the same extent as the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information relating to any of the Agents, Forward Sellers or Forward Purchasers and furnished to the Company by any of the Agents, Forward Sellers or Forward Purchasers expressly for inclusion in any document as described in clause (x) of Section 11(a).

(c)           Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties; provided, however, that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all indemnified parties or for legal fees, expenses and other charges that are not reasonable. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (in addition to any local counsel) for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. Except as provided in Section 11(d), an indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 or Section 12 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)           Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel to which such indemnified party is entitled pursuant to this Agreement and subject to applicable law, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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Section 12.	Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable, each indemnifying party will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than any Agent, Forward Seller or Forward Purchaser, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the relevant Agent, Forward Seller or Forward Purchaser on the other. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the relevant Agent, Forward Seller or Forward Purchaser, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. The relative benefits received by the Company, on the one hand, and the relevant Agent, Forward Seller and Forward Purchaser, on the other, shall be deemed to be in the same proportions as (a) in the case of the Company, (x) the total Net Proceeds from the offering of the Issuance Shares for each Issuance under this Agreement or a Terms Agreement (before deducting expenses) received by the Company bear to the aggregate Sales Price of the Issuance Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bears to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of the Agents, the total commissions received by the Agents bear to the aggregate Sales Price of the Issuance Shares, (c) in the case of the Forward Sellers, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of the Forward Purchasers, the net Spread (as such term is defined in the related Forward Contract for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward executed in connection with this Agreement bears to the Gross Forward Amount. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agents, Forward Sellers and the Forward Purchasers, on the other, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 12 were to be determined by pro rata allocation (even if the Agents, the Forward Sellers and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 12 shall be deemed to include, for the purpose of this Section 12, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 12(c) hereof. Notwithstanding the foregoing provisions of this Section 12, (i) no Agent or Forward Seller shall be required to contribute any amount in excess of the amount by which the commissions with respect to the offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceeds the amount of any damages which such Agent or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Purchaser shall in no event be required to contribute any amount in excess of the amount by which the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into pursuant to this Agreement exceeds the amount of any damages such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12, any person who controls any Agent, Forward Seller or Forward Purchaser within the meaning of the Securities Act, and any affiliates, officers, directors, partners, employees or agents thereof, will have the same rights to contribution as such Agent, Forward Seller or Forward Purchaser, and any person who controls the Company within the meaning of the Securities Act, each director of the Company, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 12, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 12 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

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Section 13.	Representations and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or pursuant to any Terms Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents, the Forward Sellers, the Forward Purchasers or their respective controlling persons, or by or on behalf of the Company or its controlling persons, and shall survive delivery of the Shares and payment therefor and the settlement of any Forwards.

Section 14.	Termination of Agreement.

(a)           Termination; General. Each Agent, Forward Seller or Forward Purchaser may terminate this Agreement solely with respect to such Agent, Forward Seller or Forward Purchaser, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the reasonable judgment of such Agent, Forward Seller or Forward Purchaser is material and adverse and makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of such Agent, Forward Seller or Forward Purchaser, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (3) if trading in the Shares has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum prices for trading have been fixed on the NYSE, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities, or (7) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the reasonable judgment of such Agent, Forward Seller or Forward Purchaser, is material and adverse. In such event there shall be no liability on the part of any party to any other party except as otherwise provided in Section 12 hereof and except for the expenses to be borne by the Company as provided in Section 9 hereof. Any such termination shall have no effect on the obligations of any other Agent, Forward Seller or Forward Purchaser under this Agreement.

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(b)           Termination by the Company. The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Notwithstanding the foregoing, in the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agent.

(c)           Termination by the Agents, Forward Sellers or Forward Purchasers. Each Agent, Forward Seller and Forward Purchaser shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement, solely with respect to such Agent, Forward Seller or Forward Purchaser.

(d)           Automatic Termination. Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate on the date that the aggregate offering price of the Shares sold through or to the Agents pursuant to this Agreement and any Terms Agreements equals the Maximum Amount, provided that if a “Supplemental Confirmation” required to be executed pursuant to Section 3(c) of this Agreement has not been executed on or prior to such date, then the provisions of this Agreement as they relate to the Forward for the relevant Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward.

(e)           Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(l), 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)            Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination, subject to Section 14(d) above; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by the Agents, Forward Sellers or Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement or any relevant Terms Agreement. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the “Supplemental Confirmation” in respect thereof).

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(g)           Liabilities. If this Agreement is terminated pursuant to Section 10(l) or this Section 14, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 6, Section 10, Section 11, Section 12, Section 18 and Section 23 hereof, and the obligation herein to pay any discount, commission or other compensation accrued but unpaid, shall survive such termination and remain in full force and effect.

Section 15.	Notices.

All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified in this Agreement. Notices shall be directed as follows:

(a)           if to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, fax no. (646) 291-1469, Attention: General Counsel, email: robert.g.leonard@citi.com and matthew.t.morris@citi.com; or if to Citibank, N.A., 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Attention: Equity Derivatives, email: joseph.stoots@citi.com, theodore.finkelstein@citi.com, bianca.gotuaco@citi.com, eq.us.ses.notifications@citi.com and eq.us.corporates.middle.office@citi.com;

(b)           if to BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Equity Syndicate Desk, email: dl.nyk_elo@us.bnpparibas.com; or if to BNP Paribas, 787 Seventh Avenue, New York, New York 10019, email: dl.nyk_elo@us.bnpparibas.com;

(c)           if to BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: ATM Trading Desk, email: BTIGUSATMTrading@btig.com and btiguscontrolroom@btig.com;

(d)           if to Capital One Securities, Inc., 299 Park Avenue, 29th Floor, New York, New York 10171, Attention: Greg Steele;

(e)           if to Jefferies LLC as Agent, by mail only to 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; and if as Forward Seller or Forward Purchaser, by mail only to 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with a copy to CorpEqDeriv@jefferies.com;

(f)            if to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, facsimile no. (646) 441-4870, Attention: Special Equities Group, Stephanie Little, facsimile no. (312) 300-7716; or if to JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, Attention: EDG Marketing Support, email edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, facsimile no. (866) 886-4506, with a copy to Stephanie Little, facsimile no. (312) 300-7716;

(g)           if to MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020-1001, Attention: Capital Markets Group, email: ECM@us.sc.mufg.jp and ESU-NY@us.sc.mufg.jp, facsimile no. (646) 434-3455; or if to MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AJ, United Kingdom, Attention: Derivative Confirmations, email: docsconfirms@int.sc.mufg.jp, michael.gordon@mufgsecurities.com; kathleen.considine@mufgsecurities.com, ESG-ETG-Americas@mufgsecurities.com;

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(h)           if to Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Stephen Roney, J.T. Deignan, telephone no. (212) 205-7527, email: Stephen.Roney@mizuhogroup.com and JT.Deignan@mizuhogroup.com, with a copy to legalnotices@mizuhogroup.com; or if to Mizuho Markets Americas LLC, c/o Mizuho Securities USA LLC, as agent, 1271 Avenue of the Americas, New York, NY 10020, Attention: US Equity Derivatives Notices, telephone no. (646) 949-9531, email: Derivs-EQNoticesUS@mizuhogroup.com;

(i)            if to Regions Securities LLC, 615 South College Street, Suite 600 Charlotte, NC 28202, Attention: ECM Team, email: ECMDesk@regions.com, brit.stephens@regions.com, ed.armstrong@regions.com, matthew.stewart@regions.com;

(j)            if to Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, email: us.ecm@scotiabank.com, telephone no. (855) 346-4015, facsimile no. (212) 225-6653, Attention: Equity Capital Markets, with a copy to Chief Legal Officer, US, email: us.legal@scotiabank.com; or if to The Bank of Nova Scotia, GWO-Derivative Products, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Reuben Jacob/Bahar Alast, telephone no. (212) 225-6664/(212) 225-5230, facsimile no. (212) 225-5633, with a copy to The Bank of Nova Scotia, GWO-Derivative Products, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, Attention: Structured Documentation, Lydia Vendrasco, telephone no. (416) 866-5415, facsimile no. (416) 933-2291; and

(i)            if to Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate Department, email: dl.atm.offering@truist.com; or if to Truist Bank, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate Department, email: dl.atm.offering@truist.com, with a copy to michael.collins@truist.com;

(k)           if to the Company, 1100 Park Place, Suite 200, San Mateo, California 94403, facsimile no. (650) 655-7810, Attention: Barb M. Pak, Executive Vice President, Chief Financial Officer, and Anne Morrison, General Counsel.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable electronic transmission on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid); except that in the case of Jefferies LLC only, notice shall be given only by U.S. mail as provided above. For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

42

Section 16.	Parties.

This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon each Agent, Forward Seller and Forward Purchaser, the Company and their respective successors and affiliates. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers and the Forward Purchasers, the Company and their respective successors and affiliates and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement, any Terms Agreement, or any provision herein or therein contained. This Agreement, any Terms Agreement, and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of each Agent, Forward Seller and Forward Purchaser, the Company and their respective successors and affiliates, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares through or from any Agent or Forward Seller shall be deemed to be a successor by reason merely of such purchase.

Section 17.	Adjustments for Stock Splits.

The parties acknowledge and agree that all stock-related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

Section 18.	Governing Law and Time; Waiver of Jury Trial.

THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND EACH AGENT, FORWARD SELLER AND FORWARD PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 19.	Consent to Jurisdiction. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 20.	Use of Information. No Agent, Forward Seller or Forward Purchaser shall use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

43

Section 21.	Effect of Headings.

The Section and Exhibit headings herein and in any Terms Agreement are for convenience only and shall not affect the construction hereof or thereof.

Section 22.	Compliance with USA Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents, Forward Sellers and Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents, Forward Sellers and Forward Purchasers to properly identify their respective clients.

Section 23.	Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)           Each Agent, Forward Seller and Forward Purchaser is acting solely as agent and/or as principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement, any Terms Agreement and any Master Forward Confirmation and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, Forward Sellers and Forward Purchasers, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Terms Agreement and any Master Forward Confirmation, irrespective of whether or not an Agent, a Forward Seller or a Forward Purchaser has advised or is advising the Company on other matters, and no Agent, Forward Seller or Forward Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement, any Terms Agreement or any Master Forward Confirmation except the obligations expressly set forth herein and therein;

(b)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Terms Agreement and any Confirmation;

(c)           No Agent, Forward Seller or Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Terms Agreement or any Master Forward Confirmation and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)           it is aware that the Agents, Forward Sellers and Forward Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents, Forward Sellers and Forward Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

44

(e)           the Sales Price of the Shares sold pursuant to this Agreement, any Terms Agreement or any Forward Contract will not be established by the Agents, the Forward Sellers or the Forward Purchasers; and

(f)            it waives, to the fullest extent permitted by law, any claims it may have against each Agent, Forward Seller and Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement, any Terms Agreement and any Confirmation and agrees that no Agent, Forward Seller or Forward Purchaser shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

Section 24.	Integration.

This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Agents, Forward Sellers and Forward Purchasers, or any of them, with respect to the subject matter hereof, including that certain Equity Distribution Agreement, dated September 28, 2018, by and among the Company and Citigroup Global Markets Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Scotia Capital (USA) Inc., as Agents, and Citibank, N.A., Barclays Bank PLC, BNP Paribas, Jefferies LLC, JPMorgan Chase Bank, National Association, MUFG Securities EMEA plc and The Bank of Nova Scotia, as Forward Purchasers, which the Company and the Agents, Forward Sellers and Forward Purchasers hereby agree is terminated and superseded by this Agreement as of the date hereof, except for those obligations, rights and provisions that survive termination pursuant to Section 14 thereof. None of this Agreement, any Terms Agreement or any term hereof or thereof may be amended except pursuant to a written instrument executed by the Company and the Agents, Forward Sellers and Forward Purchasers. In the event that any one or more of the provisions contained herein or in any Terms Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein or in the relevant Terms Agreement shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein or therein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof or thereof shall be in accordance with the intent of the parties as reflected in this Agreement and in any Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

Section 25.	Counterparts.

This Agreement, any Terms Agreement and any Forward Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement, Terms Agreement or Forward Contract by one party to the other may be made by facsimile, electronic or pdf transmission.

45

Section 26.	Recognition of the U.S. Special Resolutions Regimes.

(a)           In the event that any Agent, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Purchaser or Forward Seller of this Agreement, any Terms Agreement or any Forward Contract and any interest and obligation in or under this Agreement, any Terms Agreement or any Forward Contract will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, any Terms Agreement or any Forward Contract and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event any Agent, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement, any Terms Agreement or any Forward Contract that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, any Terms Agreement or any Forward Contract were governed by the laws of the United States or a state of the United States.

For purposes of this Section 26: (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank]

46

If the foregoing correctly sets forth the understanding among the Company and the Agents, Forward Sellers and Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and each Agent, Forward Seller and Forward Purchaser.

Very truly yours,

ESSEX PROPERTY TRUST, INC.

By:	/s/ Anne Morrison
Name:	Anne Morrison
Title:	Senior Vice President, General Counsel & Secretary

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date
first-above written:

CITIGROUP GLOBAL MARKETS INC.,
As Agent, and As Agent for Citibank, N.A., the Forward Seller

By:	/s/ Jared M. Nutt
Authorized Representative

CITIBANK, N.A.,
As Forward Purchaser

By:	/s/ Eric Natelson
Authorized Representative

BNP Paribas Securities Corp.,
As Agent and Forward Seller

By:	/s/ Stephan Nawrocki
Authorized Representative

By:	/s/ Janet Kim
Authorized Representative

BNP Paribas,
As Forward Purchaser

By:	/s/ Stephan Nawrocki
Authorized Representative

By:	/s/ Janet Kim
Authorized Representative

Jefferies LLC,
As Agent and Forward Seller

By:	/s/ Joshua G. Fuller
Authorized Representative

Jefferies LLC,
As Forward Purchaser

By:	/s/ Joshua G. Fuller
Authorized Representative

J. P. Morgan Securities, LLC,
As Agent and Forward Seller

By:	/s/ Stephanie Little
Authorized Representative

[Signature Page to Equity Distribution Agreement]

JPMorgan Chase Bank, National Association,
As Forward Purchaser

By:	/s/ Stephanie Little
Authorized Representative

MUFG Securities Americas Inc.,
As Agent and Forward Seller

By:	/s/ Jason J. Denmark
Authorized Representative

MUFG Securities EMEA plc,
As Forward Purchaser

By:	/s/ Geoffroy Charles
Authorized Representative

Scotia Capital (USA) Inc.,
As Agent and Forward Seller

By:	/s/ John Cronin
Authorized Representative

The Bank of Nova Scotia,
As Forward Purchaser

By:	/s/ Michael J. Curran
Authorized Representative

BTIG, LLC,
As Agent

By:	/s/ Joseph Passaro
Authorized Representative

Capital One Securities, Inc.,
As Agent

By:	/s/ Gregory Horstman
Authorized Representative

[Signature Page to Equity Distribution Agreement]

Mizuho Securities USA LLC,
As Agent and Forward Seller

By:	/s/ J.T. Deignan
Authorized Representative

Mizuho Markets Americas LLC,
As Forward Purchaser

By:	/s/ Adam Hopkins
Authorized Representative

Truist Securities, Inc.,
As Agent and Forward Seller

By:	/s/ Keith Carpenter
Authorized Representative

Truist Bank,
As Forward Purchaser

By:	/s/ Michael Collins
Authorized Representative

Regions Securities LLC,
As Agent

By:	/s/ Brit Stephens
Authorized Representative

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[]
Cc:	[]
To:	[]

Subject:	Equity Distribution-Placement Notice

Ladies and Gentlemen:

 Reference is made to the Equity Distribution Agreement among Essex Property Trust, Inc. (the “Company”), [●] (the “Forward Purchaser”) and [●] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, the “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), dated as of September 24, 2021 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”] [a “Forward”]. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and any Master Forward Confirmation]1 is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance] [Forward Hedge] Selling Period:	$	[●]

First Date of [Issuance] [Forward Hedge] Selling Period:	[●]

Maximum Number of Shares to be Sold:	[●]

[Issuance] [Forward Hedge] Amount:	$	[●]

Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	[●]	per share

[[Forward Hedge Selling Commission Rate]:		[●]	%

A-1

Forward Price Reduction Date	Forward Price Reduction Amounts
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]

1  Insert for a Placement Notice relating to a Forward.

Spread:	[●] basis points

Initial Stock Loan Rate:	[●] basis points

Maximum Stock Loan Rate:	[●] basis points

Regular Dividend Amounts:

For any calendar quarter ending on or prior to December 31, 202[ ]:	$ [●]

For any calendar quarter ending after December 31, 202[ ]:	$ [●]

Maturity Date: [●]][2]

Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$ [●] per share

2  Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant quarter (or, if none, shall not exceed zero).

A-2

EXHIBIT B

AUTHORIZED/DESIGNATED INDIVIDUALS FOR PLACEMENT NOTICES

B-1

EXHIBIT C

COMPENSATION

The Agents shall be paid compensation equal to up to two percent (2.0%) of the Sales Price of Issuance Shares sold pursuant to the terms of this Agreement.

The Forward Sellers shall be paid compensation not exceeding two percent (2.0%) of the Sales Price of Forward Hedge Shares sold pursuant to the terms of this Agreement.

C-1

EXHIBIT D

ISSUER FREE WRITING PROSPECTUSES

None.

D-1

EXHIBIT E

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected _______________________ of ESSEX PROPERTY TRUST, INC. (“Company”), a Maryland corporation, does hereby certify, solely in such individual’s capacity as an officer of the Company, on behalf of the Company, pursuant to Section 8(n) of the Equity Distribution Agreement dated September 24, 2021 (the “Agreement”) between the Company and the Agents, Forward Sellers and Forward Purchasers named therein:

(i)                 The representations and warranties of the Company in Section 6 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

(ii)               The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof; and

(iii)             There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened against the Company that are required to be described in the Prospectus which have not been so described.

Capitalized terms used but not defined herein have the meanings given to such terms in the Agreement.

By:
Name:
Title:

Date:

E-1

EXHIBIT G

FORM OF MASTER FORWARD CONFIRMATION

[Name and Address of Dealer]

Opening Transaction

To:	Essex Property Trust, Inc.
From:	[Name of Dealer]
Re:	Issuer Share Forward Sale Transactions
Date:	September 24, 2021

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [●] (“Dealer”) and Essex Property Trust, Inc. (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement, dated as of September 24, 2021, among Dealer, [Name of Agent] (among others) and Counterparty (the “Equity Distribution Agreement”) on the Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Exhibit A hereto (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below).

1.           Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to each party, with a “Threshold Amount” for Dealer being 3% of [stockholders’][members’] equity of [Dealer] [Dealer’s Ultimate Parent Company] and a “Threshold Amount” for the Counterparty being 3% of stockholders’ equity of Counterparty; provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof, (y) “Specified Indebtedness” has the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business and (z) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”).

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2.           The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date set forth opposite the caption “Maturity Date” in the Placement Notice (as defined in the Equity Distribution Agreement and amended by any corresponding Acceptance (as defined in the Equity Distribution Agreement), if applicable (the “Accepted Placement Notice”)) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, par value $0.0001 per Share, of Counterparty (Ticker: “ESS”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be a number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares settled on such date (in the case of Physical Settlement) or the number of Settlement Shares for the applicable Settlement (in the case of Cash Settlement or Net Share Settlement).

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable Hedge Positions in respect of the Transaction).

Notwithstanding any other provision herein to the contrary, the Forward Price shall in no event be less than $0.01 per Share.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Equity Distribution Agreement) per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such Sales Price (other than, with respect to the application of the Daily Rate, the Sales Price for the last Trading Day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent (including, for the avoidance of doubt, by application of the Daily Rate and any Forward Price Reduction Amount), in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares related to such Sales Price are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For any day, the USD Federal Funds Rate (or if the USD Federal Funds Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the rate set forth opposite the caption “Spread” in the Accepted Placement Notice for such Transaction.

USD Federal Funds Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate” as displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no such rate appears for such day on such page, USD Federal Funds Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date after the Effective Date for such Transaction set forth under the caption “Forward Price Reduction Dates” in the Accepted Placement Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the Accepted Placement Notice for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement (and Dealer shall notify Counterparty in writing that such last Unwind Date has so occurred before the next following Scheduled Trading Day). Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Cash or Net Share Settlement

Valuation Disruption:	If Cash Settlement or Net Share Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine (except in the case of a Disrupted Day that occurs as a result of a Regulatory Disruption, which shall always be a Disrupted Day in full) whether (i) such Disrupted Day is a Disrupted Day in full, in which case the Unwind Purchase Price for such Disrupted Day shall not be included in the calculation of the Cash Settlement Amount, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the Unwind Purchase Price for such Disrupted Day shall be determined by the Calculation Agent, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the Unwind Purchase Prices and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Cash Settlement Amount, to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the sixtieth (60th) Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided, further, that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply in respect of such Undesignated Shares as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice: (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares; (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 (“Rule 10b-5”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other provision of the federal securities laws; (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)); (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the arithmetic mean of the 10b-18 VWAP (as defined below) for the Shares for each of the five Exchange Business Days immediately preceding the date of such Settlement Notice, in compliance with the laws of Counterparty’s jurisdiction of organization; (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (F) Counterparty has not applied, and shall not, until after the first date on which no portion of a Transaction pursuant to this Master Confirmation remains outstanding following any final exercise and settlement, cancellation or early termination of each such Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively, “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Counterparty comply with any requirement not to repurchase, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that Counterparty has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (ii) where the terms of the Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”); provided, that Counterparty or any of its subsidiaries may apply for Restricted Financial Assistance if Counterparty either (a) determines based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty or any of its subsidiaries to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects); and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A)	to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that, in the reasonable judgement of Dealer, would, if Dealer were Counterparty or an affiliated purchaser of Counterparty and taking into account any other Transactions hereunder with an overlapping Unwind Period, be in compliance with the safe harbor provided by Rule 10b-18(b) under the Exchange Act, or (y) in Dealer’s commercially reasonable judgement, due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”);

(B)	to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence, or

(C)	as set forth in the first proviso to the paragraph under the caption “Settlement Notice” above,

provided that, if Physical Settlement applies under clause (A) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.

Electing Party:	Counterparty.

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 2nd Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement.

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement Date, by wire transfer of immediately available funds as per Counterparty’s Payment Instructions, and Counterparty shall deliver to Dealer such Settlement Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement or the date notified to Counterparty as Settlement Date pursuant to the last paragraph under the caption “Settlement Method Election”, as applicable.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Cash Settlement Amount for such Settlement is less than zero, Counterparty shall deliver a number of Shares equal to the absolute value of the applicable Net Share Settlement Amount (rounded down to the nearest integer) to Dealer and if such Cash Settlement Amount is greater than zero, Dealer shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Unwind Purchase Price (as defined below).

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Cash Settlement Amount for such Settlement divided by the Unwind Purchase Price for such Settlement.

Cash Settlement:	On the Cash Settlement Payment Date for Settlement of any Transaction to which Cash Settlement is applicable, if the Cash Settlement Amount is greater than zero, Dealer shall pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is less than zero, Counterparty shall pay the absolute value of the Cash Settlement Amount to Dealer.

Cash Settlement Payment Date:	For any Settlement of any Transaction to which Cash Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle, or if such date is not a Currency Business Day, the next Currency Business Day.

Cash Settlement Amount:	For any Net Share Settlement or Cash Settlement of any Transaction, subject to “Cash or Net Share Settlement Valuation Disruption” above, an amount determined by the Calculation Agent equal to:

(a)	(i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the number of the Settlement Shares for the Relevant Settlement Date;

minus

(b)	the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “ESS <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its reasonable discretion based on advice of counsel, that it is reasonably appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Dealer (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption. In such an instance, the Regulatory Disruption shall be deemed to be a Market Disruption Event and, for the avoidance of doubt, such Scheduled Trading Day shall be a Disrupted Day in full. Dealer may exercise its right in respect of any Regulatory Disruption only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter from and including the calendar quarter in which the first Trading Day of the Forward Hedge Selling Period for such Transaction occurs to and including the calendar quarter in which the Maturity Date occurs, the amount set forth under the caption “Regular Dividend Amounts” in the Accepted Placement Notice for such Transaction and for such calendar quarter (or, if no such amount is specified, zero), as specified in Schedule I to the Supplemental Confirmation for such Transaction. For the avoidance of doubt, Counterparty may not specify a Regular Dividend Amount in an Accepted Placement Notice for a particular calendar quarter that exceeds the Forward Price Reduction Amount for the Forward Price Reduction Date that occurs in such calendar quarter (or, if none, that exceeds zero).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of Extraordinary Events (including, for the avoidance of doubt, any Failure to Deliver, Hedging Disruption, Increased Cost of Hedging, Increased Cost of Stock Borrow, Loss of Stock Borrow, Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law, but excluding any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below)) shall be as specified below under the caption “Early Valuation”. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referred to under the caption “Early Valuation”.

Tender Offer:	The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	(A) With respect to the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions, any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or announcement or statement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Increased Cost of Hedging:	For the purposes of the provision set forth opposite the caption “Hedging Event” below, Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:	For the purposes of the provision set forth opposite the caption “Hedging Event” below, Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof, (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position with respect to the relevant Transaction, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the rate set forth opposite the caption “Initial Stock Loan Rate” in the Accepted Placement Notice for such Transaction.

Loss of Stock Borrow:	For the purposes of the provision set forth opposite the caption “Hedging Event” below, Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) replacing the words “neither the Non-Hedging Party nor the Lending Party lends” with “the Lending Party does not lend” in the second sentence thereof. The Lending Party may not be the Issuer or an affiliate of the Issuer.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the rate set forth opposite the caption “Maximum Stock Loan Rate” in the Accepted Placement Notice for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of (1) a Hedging Event with respect to such Transaction, (2) the declaration by Issuer of an Extraordinary Dividend, or (3) an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, which right shall be, other than in the case of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, in lieu of those specified in Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty that (i) based upon advice of counsel, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of such Transaction; (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date; and (iii) as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (A) Physical Settlement applies and (B) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions (as defined below) would not apply so as to limit the number of Shares that Dealer could receive hereunder.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction; and further provided that in the case of an Early Valuation Date due to (x) an Excess Section 13 Ownership Position or an Excess NYSE Ownership Position, the number of Settlement Shares for such Settlement shall not exceed the sum of (A) the number of Shares necessary to bring the ownership position of the relevant Dealer Person to below an Excess Section 13 Ownership Position or an Excess NYSE Ownership Position, as applicable, and (B) 1% of the number of Shares outstanding on the date the number of Shares under clause (A) is determined, (y) an Excess Regulatory Ownership Position, the number of Settlement Shares for such Settlement shall not exceed the number of Shares necessary to being the ownership position of the relevant Dealer Person to below an Excess Regulatory Ownership Position, and (z) a Hedging Event, the number of Settlement Shares for such Settlement shall not exceed the sum of (C) the number of Shares as to which such Hedging Event exists and (D) 1% of the number of Shares outstanding on the date the number of Shares under clause (C) is determined. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction (1) following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the Trade Date for such Transaction or (2) prior to the Counterparty’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) in the case of (1), the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date; further provided that in the case of an Early Valuation Date due to (x) an Excess Section 13 Ownership Position or an Excess NYSE Ownership Position, the number of Settlement Shares for such additional Settlement shall not exceed the sum of (A) the number of Shares necessary to bring the ownership position of the relevant Dealer Person to below an Excess Section 13 Ownership Position or an Excess NYSE Ownership Position, as applicable, and (B) 1% of the number of Shares outstanding on the date the number of Shares under clause (A) is determined, (y) an Excess Regulatory Ownership Position, the number of Settlement Shares for such additional Settlement shall not exceed the number of Shares necessary to being the ownership position of the relevant Dealer Person to below an Excess Regulatory Ownership Position, and (z) a Hedging Event, the number of Settlement Shares for such Settlement shall not exceed the sum of (C) the number of Shares as to which such Hedging Event exists and (D) 1% of the number of Shares outstanding on the date the number of Shares under clause (C) is determined (in each case (x), (y) and (z), taking into account the number of the Unwound Shares).

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement, (ii) an Announcement Date on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law, in each case, as determined by the Calculation Agent or (iii) a Failure to Deliver (if Dealer is required to deliver any Shares in respect of such Transaction).

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence or existence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party that lends Shares in the amount of the Hedging Shares within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs or exists with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price in a commercially reasonable manner to account for such Hedging Event and any costs or expenses commercially reasonably incurred by Dealer as a result of such Hedging Event.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements

Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction to (A) an affiliate of Dealer wholly owned by, wholly owning, or under 100% common control with, Dealer, whose obligations hereunder are fully and unconditionally guaranteed by [Dealer] [Dealer’s Ultimate Parent Company], or (B) an affiliate of Dealer, directly or indirectly wholly owned by, directly or indirectly wholly owning, or under 100% direct or indirect common control with, Dealer, with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty; provided that (i) at the time of such assignment or transfer, Counterparty would not, as a result of such assignment or transfer, reasonably be expected at any time (A) to be required to pay (including a payment in kind) to Dealer or such transferee or assignee an amount in respect of an Indemnifiable Tax greater than the amount Counterparty would have been required to pay to Dealer in the absence of such assignment or transfer or (B) to receive a payment (including a payment in kind) from which an amount is required to be deducted or withheld for or on account of a Tax as to which no additional amount is required to be paid, (ii) Dealer shall have caused the assignee or transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the transfer complies with the requirements of clause (i) in this paragraph, (iii) any assignee or transferee would be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement, and (iv) such assignment or transfer would not at the time, as a result of such transfer or assignment, reasonably be expected to require Counterparty to take any additional action or incur any additional obligation, cost or expense to ensure the continued fulfillment of Counterparty’s representations, warranties and covenants set forth herein, in each case as to such assignee or transferee.

Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent or to perform any obligation of the Calculation Agent hereunder and such failure continues for five (5) Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally-recognized dealer in the market for U.S. corporate equity derivatives to act as the Calculation Agent, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default.

Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will promptly (but in any event within five (5) Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be (including any assumptions used in making such determination or calculation); provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment/Delivery

Instructions:	To be provided by Counterparty.

Dealer Payment/Delivery

Instructions:	To be provided by Dealer.

Counterparty’s Contact Details

for Purpose of Giving Notice:	Essex Property Trust, Inc.

1100 Park Place, Suite 200

San Mateo, CA 94403

Attn: Barbara M. Pak, Chief Financial Officer; Kyle Poirier, Director of Capital Markets; and Anne Morrison, General Counsel

Email: bpak@essex.com; kpoirier@essex.com; amorrison@essex.com

Facsimile: (650) 655-7810

Dealer’s Contact Details

for Purpose of Giving Notice:	[Name and Address of Dealer]

Attn: [●]

Telephone: [●]

Email: [●]

Attention: [●].

Office of Counterparty for the Transaction:	Inapplicable, Counterparty is not a Multibranch Party.

Office of Dealer for the Transaction:	New York

3.           Effectiveness.   The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Dealer) of the following conditions:

(a)    the representations and warranties of Counterparty contained in the Equity Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date;

(b)   Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

(c)    all of the conditions set forth in Section 10of the Equity Distribution Agreement shall have been satisfied;

(d)   the effective date of the Accepted Placement Notice (the “Placement Date”) shall have occurred as provided in the Equity Distribution Agreement;

(e)    all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(f)    Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g)   Counterparty shall, if requested by Dealer prior to the commencement of the Forward Hedge Selling Period, have delivered to Dealer an opinion of Maryland counsel in form and substance reasonably satisfactory to Dealer, substantially similar to the opinion delivered by Maryland counsel pursuant to Section 8(o) of the Equity Distribution Agreement.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any “Settlement Date” (as defined in the Equity Distribution Agreement), in connection with Dealer establishing Dealer’s commercially reasonable hedge position in respect of such Transaction Dealer, in Dealer’s sole judgment, Dealer is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Settlement Date or (y) in Dealer’s sole judgment, Dealer would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

4.           Additional Mutual Representations and Warranties.   In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5.           Additional Representations and Warranties of Counterparty.   The representations and warranties of Counterparty set forth in Section 6 of the Equity Distribution Agreement (i) are true and correct as of the date hereof, (ii) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change (as defined in the Equity Distribution Agreement), will be true and correct on and as of each Trade Date with the same force and effect as if expressly made on and as of such date, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (iii) to the extent such representations and warranties are not subject to any qualifications or exceptions, will be true and correct in all material respects as of each “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) as if made on and as of such date with the same force and effect as if expressly made on and as of such date except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and are hereby deemed to be repeated to Dealer (subject to the qualifications above) as if set forth herein. In addition to the representations and warranties in Section 6 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a)    without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)   as of the Trade Date for each Transaction, Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Capped Number for such Transaction, solely for the purpose of settlement under the relevant Transaction;

(c)    Counterparty will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares;

(d)   it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e)    it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction;

(f)    to Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 of the Exchange Act and, for the avoidance of doubt, subparagraph (a)(2) of Article EIGHTH of Counterparty’s Articles of Amendment and Restatement; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities of REIT issuers by Dealer;

(g)   Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code), nor will Counterparty be rendered “insolvent” as a result of the transactions contemplated hereby and by each Supplemental Confirmation or its performance of the terms thereof;

(h)   Counterparty is not and, after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i)     as of the date hereof and the Trade Date for each Transaction, it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and

(j)     IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.           Additional Covenants of Counterparty.

(a)    Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction (i) will be newly issued (unless mutually agreed otherwise by the parties), (ii) will be approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) pursuant to the terms of the Interpretive Letter (as defined below), may be used by Dealer (or an affiliate of Dealer) to return to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Section 12, Counterparty agrees that any Shares so delivered by Counterparty to Dealer (or an affiliate of Dealer) will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights.

(b)   It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Master Confirmation or any Supplemental Confirmation and (ii) Counterparty is entering into the Agreement, this Master Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. Counterparty acknowledges that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act.

(c)    [Reserved].

(d)   Counterparty shall, by the next succeeding Scheduled Trading Day, provide notice thereof to Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, a Potential Event of Default or a Potential Adjustment Event.

(e)    Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation or any Supplemental Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes would cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 as if such purchases were made by Counterparty.

(f)    Counterparty will not engage in any “distribution” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(g)   Counterparty shall: (i) not, during any Unwind Period, make, and will use its commercially reasonable efforts to not permit to be made to the extent within its control, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange; (ii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased by Counterparty pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period. Accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act (other than any such transaction in which the consideration consists solely of cash and there is no valuation period). For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h)   Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer.

7.           Termination on Bankruptcy.   The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.           Additional Provisions.

(a)    Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b)   [Reserved].

(c)    The parties hereto intend for:

(i)       each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)       the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)       any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)       all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)       any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d)   Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver to Dealer on any date on which Shares are required to be delivered by Counterparty, whether pursuant to Physical Settlement, Net Share Settlement or Private Placement Settlement, under any Transaction a number of Shares greater than: (i) two times the Number of Shares for such Transaction as of the Trade Date for such Transaction minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer in respect of such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(d) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved or (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

(e)    The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).

(f)    The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g)   [Reserved.]

(h)   Counterparty acknowledges that:

(i)          during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transactions;

(ii)         Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)        Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Unwind Purchase Price for each Transaction;

(iv)        any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Unwind Purchase Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v)         each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i)     Counterparty and Dealer agree and acknowledge that: (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(j)     Counterparty and Dealer agree that, upon the effectiveness of any Accepted Placement Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement) in respect of the Transaction to which such Accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

(k)   Tax Matters.

(i)          Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, Dealer and Counterparty make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for United States federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)         Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, Dealer and Counterparty make the following representations:

a.	The following representations will apply to Dealer:

i.	Dealer is a national banking association organized under the laws of the United States and its U.S. taxpayer identification number is [__]. It is an exempt recipient under U.S. Treasury Regulation 1.6049-4(c)(1)(ii)(M).[1]

b.	The following representations will apply to Counterparty:

i.	Counterparty is a corporation for U.S. federal income tax purposes.

1 If Dealer is not a U.S. Person, Dealer to provide standard (i) payer tax representations and (ii) payee tax representation (which include that all payments are received in connection with a U.S. trade or business). References to the tax forms to be changed, as relevant.

ii.	Counterparty is a “U.S. person” (as that term is used in section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and a corporation that is an exempt recipient under U.S. Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(iii)        Agreements to Deliver Documents. For the purpose of Section 4(a)(i) of the Agreement, Dealer and Counterparty each agrees to deliver, as applicable, (i) in the case of Dealer, a completed and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto) and (ii) in the case of Counterparty, a complete and accurate U.S. Internal Revenue Service Form W-9 or W-8ECI (or successor thereto), in each case (x) promptly upon execution of this Master Confirmation, (y) promptly upon reasonable demand by the other party and (z) promptly upon learning that any form previously provided has become obsolete or incorrect.

(iv)        Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.

(v)         Section 871(m) Protocol. Notwithstanding Section 1(b) of the Agreement and any provision that is inconsistent or to the contrary in any Confirmation, the parties agree that the provisions and amendment contained in the attachment to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 (the “Protocol”) are incorporated in and apply to this Master Confirmation as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendment to this Master Confirmation, references to any “Covered Master Agreement” in the Protocol will be deemed to be references to this Master Confirmation and references to “Implementation Date” in the Protocol will be to the date of this Master Confirmation.

(vi)        Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(vii)       Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.

9.           Indemnification.   Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s breach of any covenant or representation made by Dealer in this Master Confirmation, any Supplemental Confirmation or the Agreement or any fraud, willful misconduct, gross negligence or bad faith of the applicable Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

10.         Beneficial Ownership.   Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or, with respect to clause (y) below, have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)), Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition (x), an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction (such number of Shares, the “Threshold Number of Shares”), which shall be notified by Counterparty to Dealer on or promptly following the Trade Date and set forth in such Supplemental Confirmation (such condition (y), the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the date of this Master Confirmation) or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, a violation of any restriction on ownership or transfer set forth in subparagraph (a)(2) of Article EIGHTH of the Counterparty’s Articles of Amendment and Restatement (the “Counterparty Stock Ownership Restrictions”) or any contract or agreement to which Counterparty is a party), in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11.         Non-Confidentiality.   The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12.         Restricted Shares.   If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6(a) above or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13.         Use of Shares.   Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Relevant Settlement Date to return to securities lenders to close out borrowings created by Dealer or an affiliate of Dealer in connection with Dealer’s (or such affiliate’s) hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.

14.         Rule 10b-18.   In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

15.         Governing Law.   Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16.         Set-Off.   Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

17.         Staggered Settlement.   Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18.         Waiver of Trial by Jury.   EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

19.         Jurisdiction.   The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts. Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.

20.         Counterparts.   This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts.

21.         Delivery of Cash.   For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transactions, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the date of this Master Confirmation (including, for the avoidance of doubt, where Counterparty elects Cash Settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting Section 9 hereunder or any damages that may be payable by Counterparty as a result of a breach of this Master Confirmation or any Supplemental Confirmation.

22.         Adjustments, Determinations, Etc.   For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to act, exercise judgement or discretion in any way (including without limitation by making an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event), the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall do so in good faith and in a commercially reasonable manner and shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23.         Other Forward Transactions. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially identical master forward confirmations for the Shares (each, an “Other Forward Transaction”) and related transactions thereunder with [Citibank, N.A.], [BNP Paribas], [Jefferies LLC], [JP Morgan Chase Bank, National Association], [Mizuho Markets Americas LLC], [MUFG Securities EMEA plc], [The Bank of Nova Scotia] and/or [Truist Bank], and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more transactions under any Other Forward Transaction for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such transaction coincides for any period of time with an Unwind Period for any Transaction hereunder (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the relevant Transaction hereunder only on the alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one relevant Other Dealer, every third Scheduled Trading Day if there are two relevant Other Dealers, etc.).

24.         Designation by Dealer.   Notwithstanding any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

25.         U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Master Confirmation and each Supplemental Confirmation, and for such purposes this Master Confirmation and each Supplemental Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Master Confirmation and each Supplemental Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Master Confirmation and each Supplemental Confirmation, and for such purposes this Master Confirmation an each Supplemental Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Master Confirmation and any Supplemental Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Master Confirmation, any Supplemental Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Master Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[27.] 2

2  Dealer to provide, as necessary, language regarding regulatory scheme relevant to equity forwards in Dealer’s jurisdiction.

Counterparty hereby agrees (a) to check this Master Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[NAME OF DEALER]

By:
Name:
Title:

Agreed and accepted by:

ESSEX PROPERTY TRUST, INC.

By:
Name:
Title:

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)    all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)   as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Dealer, such affiliate of Dealer or such potential purchaser, as the case may be, may be required by Counterparty to enter into a customary nondisclosure agreement with Counterparty in respect of any such due diligence investigation;

(c)    as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)   in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	Essex Property Trust, Inc.
From:	[Name of Dealer]
Re:	Issuer Share Forward Sale Transaction
Date:	[_________], 20[__]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Name of Dealer] (“Dealer”) and Essex Property Trust, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.          This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [●], 2021 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.          The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]
Effective Date:	[_______], 20[__]
Maturity Date:	[_______], 20[__]
Number of Shares:	[________], subject to further adjustment in accordance with the terms of the Master Confirmation
Initial Forward Price:	USD [____]
Spread:	[_.__]%
Volume-Weighted Hedge Price:	USD [____]
Threshold Price:	USD [____]
Initial Stock Loan Rate:	[___] basis points per annum
Maximum Stock Loan Rate:	[___] basis points per annum
Threshold Number of Shares:	[___]

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Yours faithfully,

[NAME OF DEALER]

By:
Name:
Title:

Agreed and accepted by:

ESSEX PROPERTY TRUST, INC.

By:
Name:
Title:

Schedule I

Forward Price Reduction Amounts

Forward Price Reduction Date:	Forward Price Reduction Amount:
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
……..	……..
[______], 20[__]	USD[___]

REGULAR DIVIDEND Amounts

[For any calendar quarter ending on or prior to [•]:	USD[___]
For any calendar quarter ending after [•]:	USD[___]]

SCHEDULE I

ESSEX PROPERTY TRUST, INC.

TERMS AGREEMENT

_____________, 202[•]

[Agent]

[Address]

Ladies and Gentlemen:

Essex Property Trust, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated September 24, 2021 (the “Distribution Agreement”), between the Company and [_________________] (“[Agent]”), to issue and sell to [Agent] the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to [Agent] the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]. Unless otherwise defined below, capitalized terms defined in the Distribution Agreement shall have the same meanings when used herein.

[To be included if parties agree on an option to cover over-allotments: [Agent]. shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by [Agent] to the Company for the Purchased Securities. This option may be exercised by [Agent] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by [Agent], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Settlement Date].

[An amendment to the Registration Statement (as defined in the Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to [Agent] is now proposed to be filed with the Commission.]

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Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [Agent] and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of this Agreement or any Terms Agreement to the contrary, the Company consents to [Agent] trading in the Common Stock for [Agent]’s own account and for the accounts of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [Agent] and the Company.

ESSEX PROPERTY TRUST, INC.

By:
Name:
Title:

ACCEPTED as of the date first-above written:

[AGENT]

By:
Name:
Title:

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SCHEDULE TO TERMS AGREEMENT

Title of Purchased Securities [and Additional Securities]:

[•]

Number of Shares of Purchased Securities:

[•]

[Number of Shares of Additional Securities:]

[•]

[Price to Public:]

[•]

Purchase Price by [Agent]:

[•]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To [Agent]’s account, or the account of [Agent]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 202[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered (unless otherwise waived) as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Schedule is annexed):

(1)	the officer’s certificate referred to in Section 8(n);

(2)	the opinions referred to in Sections 8(o)

(3)	the “comfort” letters referred to in Section 8(p); and

(4)	such other documents as [Agent] shall reasonably request.

[Lockup:]

[•]

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